UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2012

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11 th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

Function (X) Inc., 159 East 70th Street, New York, New York 10021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2012, Function(x) Inc. (the "Company") changed its corporate name to "Viggle Inc."

The Company amended Article First of its Amended and Restated Certificate of Incorporation, as amended, to change the Company’s name to Viggle Inc. by filing a Certificate of Amendment with the Secretary of State of the State of Delaware.

The Company’s common stock will begin being quoted on the OTC Bulletin Board under the symbol "FNCXD" on June 7, 2011.  Subject to FINRA approval, the Company anticipates that it will change its stock symbol later this year.  The Company will publicly report such change when effective.  The Company has been assigned the CUSIP number 92672 V 105. The Company’s stockholders are not required to take any action with regard to their ownership of shares of stock of the Company in connection with the name change.

The Company further amended its Articles of Incorporation (the "Amendment") to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 2 (the "Reverse Stock Split"). Fractional shares outstanding after the Reverse Stock Split will be rounded up to the next highest number of full shares. The effective date of the Reverse Stock Split is June 7, 2012.  A copy of the Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 5, 2012, the Company issued a press release announcing the hiring of Kevin Arrix as Chief Revenue Officer and Julie Gerola as Vice President, Loyalty and Rewards.  A copy of the press release is filed herewith as Exhibit 99.1(a) and incorporated in this Item 8.01 by reference.

On June 7, 2012, the Company issued a press release announcing its name change.  A copy of the press release is filed herewith as Exhibit 99.1(b) and incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
99.1(a)	Press Release, dated June 5, 2012
99.1(b)	Press Release, dated June 7, 2012

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: June 7, 2012	By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President